RUSSEL METALS INC.
PROXY
Annual Meeting of Shareholders
to be held on Wednesday, May 3, 2006
           The undersigned shareholder of Russel Metals Inc. (the “Company”) hereby appoints Anthony F. Griffiths, the Chairman of the Board of the Company, or failing him, Edward M. Siegel, Jr., the President and Chief Executive Officer of the Company, or instead of either of the foregoing,                                                                                                     , as the nominee of the undersigned to attend and to act for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on Wednesday, May 3, 2006, and at any postponement or adjournment thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such postponement or adjournment thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated below:
1.	ELECTION OF DIRECTORS
(a)	VOTE OR WITHHOLD FROM VOTING for election of any of the following persons as directors of the Company, as specified below.

	For	Withhold		For	Withhold
Alain Benedetti	☐	☐	Robbert Hartog	☐	☐

James F. Dinning	☐	☐	Lise Lachapelle	☐	☐

Carl R. Fiora	☐	☐	John W. Robinson	☐	☐

Anthony F. Griffiths	☐	☐	Edward M. Siegel, Jr.	☐	☐
(b)	VOTE ☐ OR WITHHOLD FROM VOTING ☐ for the election of any other candidate nominated to fill any vacancy which may occur in the foregoing slate of directors.
2.	VOTE ☐ OR WITHHOLD FROM VOTING ☐ in the appointment of auditors of the Company and authorizing the directors to fix their remuneration; and
3.	To vote at the discretion of the proxy nominee on any amendments to the foregoing and on such other business as may properly come before the meeting or any postponement or adjournment thereof.
           This proxy is solicited on behalf of the Management of the Company. Shareholders have the right to appoint a person to represent them at the meeting other than nominees designated above and may exercise such right by inserting the name of their nominee in the blank space provided above for that purpose. Proxies to be used at the meeting must be deposited with the Company or with CIBC Mellon Trust Company not less than 24 hours preceding the meeting or any postponement or adjournment thereof.

DATED	, 2006

		Name of Shareholder	(Signature of Shareholder)
(Please Print)
NOTES:
1.
This proxy form must be signed by the shareholder or the shareholder’s attorney authorized in writing, or, if the shareholder is a corporation, under its seal or by an officer or attorney thereof duly authorized.

2.
Please fill in the date on which you sign the proxy form in the space indicated on the proxy form. If the date is not filled in, this proxy form shall be deemed to be dated on the date it is mailed to you.

REQUEST FORM FOR FINANCIAL STATEMENTS

Quarterly Reports Request		Annual Report Waiver
Mark this box if you WANT to receive (or continue to receive) Quarterly Financial Statements and MD&A by mail. If you do not mark the box and return this form, Quarterly Reports will not be sent to you in 2006.
	☐	Mark this box if you do NOT want to receive the Annual Financial Statements and MD&A. If you do not mark this box, the Annual Report will continue to be sent to you.	☐